UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

May 3, 2004

Date of Report (date of earliest event reported)

Modern Technology Corp.

(Exact name of Registrant as specified in its charter)

Nevada	002-80891	11-2620387
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1237 State Road 30, ETTA, MS 38627
(Address of principal executive offices)

(662) 236-5928
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

 Item 4.    Changes in Certifying Accountant

1) On May 3rd, 2004, Registrant dismissed its principal accountant, Greenberg & Company, LLC.

i) The reports prepared by Greenberg & Company, LLC on the financial statements of the Company over the past two years have not contained any adverse opinion or disclaimer of opinion, or was qualified as to uncertainty, audit scope, or accounting principles.

ii) The decision to change accountants was approved or recommend by the Board of Directors.

iii) Over the past two years, and during the interim period through May 3rd, 2004, there were no disagreements with Greenberg & Company, LLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Greenberg & Company, LLC, would have cased it to make a reference to the subject matter of the disagreement in connection with its report.

2)  On May 3rd, 2004, Registrant retained Baum & Company, Inc., as its new principal accountant.

i) Prior to retaining Baum & Company, Inc., Registrant did not consult Baum & Company, Inc. regarding the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the registrant’s financial statements, and neither a written report was provided nor oral advice was provided that the new accountant concluded was an important factor considered by the registrant in reaching a decision as to the accounting, auditing or financial reporting issues.

ii) Registrant did not contact Baum & Company, Inc. prior to engaging them on any matter that was either the subject of a disagreement or a reportable event.

3)      Registrant has provided Greenberg & Company, LLC with a copy of the disclosures it is making herein prior to or on the date of filing with the Commissions, and requested Greenberg & Company, LLC to furnish the Registrant with a letter, addressed to the Commission, stating whether it agrees with the statements made herein and, if not, stating the respects in which it does not agree.  A copy of the letter addressed to the Commission from Greenberg & Company, LLC is attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Modern Technology Corp.
Date: May 3rd, 2004
	By:	/s/ Anthony K. Welch
Anthony K. Welch Chairman of the Board Chief Executive Officer

Securities and Exchange Commission

450 5 th Street, N.W.

Washington, DC 20549

Gentlemen:

We have read and agree with the comments in Item 4 of Form 8-K of Modern Technology Corp. dated May 3, 2004.

Greenberg & Company LLC, CPA’s

Springfield, NJ May 5, 2004